Exhibit 10.6

The Capital Contribution Certificate

(No.: [●])

Company Name: Junzhang Digital Technology (Shanghai) Co., Ltd.

Date of Establishment: April 23, 2015

Registered Capital: RMB30,000,000

Name of Shareholder: Mao Zhidan

ID Card No.:

Amount of the Capital Contributed by the Shareholder: RMB [●]

It is hereby certified that [●] has contributed RMB [●] to hold [●]% of the equity interest of Junzhang Digital Technology (Shanghai) Co., Ltd., and such [●]% equity interest has been pledged in favor of Junzhang Digital Technology (Shanghai) Co., Ltd..

Junzhang Digital Technology (Shanghai) Co., Ltd.,

By:
Name:
Title: Legal Representative (Seal of the Company)
Date: [●]